Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com

DEALERTRACK HOLDINGS REPORTS SECOND QUARTER 2010
FINANCIAL RESULTS AND
REAFFIRMS REVENUE AND EARNINGS GUIDANCE

Lake Success, NY, August 5, 2010 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter ended June 30, 2010.

GAAP Results for the Second Quarter 2010
▪	Revenue for the quarter was $61.9 million, as compared to $57.9 million for the second quarter of 2009.
▪	GAAP net loss for the quarter was $(0.1) million, as compared to GAAP net income of $2.2 million for the second quarter of 2009.
▪	GAAP per share results for the quarter were breakeven, as compared to GAAP net income per share of $0.05 for the second quarter of 2009.

Non-GAAP Results for the Second Quarter 2010
▪	Adjusted EBITDA for the quarter was $9.8 million, as compared to $9.4 million for the second quarter of 2009.
▪	Adjusted net income for the quarter was $5.3 million, as compared to $5.4 million for the second quarter of 2009.
▪	Diluted adjusted net income per share was $0.13 for the quarter, as well as for the second quarter of 2009.

GAAP Results for the Six Months Ended June 30, 2010
▪	Revenue for the six months was $118.7 million, as compared to $113.6 million for the same period in 2009.
▪	GAAP net loss for the six months was $(2.6) million, as compared to GAAP net loss of $(3.4) million for the same period in 2009.
▪	GAAP net loss per share for the six months was $(0.06), as compared to GAAP net loss of $(0.09) per share for the same period in 2009.

Non-GAAP Results for the Six Months Ended June 30, 2010
▪	Adjusted EBITDA for the six months was $14.7 million, as compared to $15.5 million for the same period in 2009.
▪	Adjusted net income for the six months was $7.3 million, as compared to $8.8 million for the same period in 2009.

▪	Diluted adjusted net income per share for the six months was $0.18, as compared to $0.22 per share for the same period in 2009.

Guidance for 2010 Annual Performance
DealerTrack reaffirms its revenue and GAAP and non-GAAP earnings guidance for the full year 2010 as follows:

Expected GAAP Results
▪	Revenue for the year is expected to be between $240.0 million and $246.0 million, net of approximately $1.5 to $2.0 million of contra-revenue
▪	GAAP net income for the year is expected to be between $2.0 million and $4.0 million
▪	Diluted GAAP net income per share for the year is expected to be between $0.05 and $0.09

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $41.0 million and $45.0 million
▪	Adjusted net income for the year is expected to be between $21.5 million and $24.0 million
▪	Diluted adjusted net income per share for the year is expected to be between $0.51 and $0.57

GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.3 million diluted weighted average shares outstanding.

The guidance assumes that for 2010 new car sales will be 11.0 million units and used car sales will be 13.5 million units.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are extremely pleased with our results for the quarter as our transaction business benefitted from the completion of the roll-out of Ally Financial on our credit application network.”  O’Neil continued, “We believe that DealerTrack is well-positioned to continue to grow revenue and generate higher margins.”

Conference Call

DealerTrack will host a conference call to discuss its second quarter 2010 results, 2010 guidance, and other matters on August 5, 2010 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=83408. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until August 19, 2010.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, and realized gains or (losses) on securities.  Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue and may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, and realized gains or (losses) on securities.  These adjustments, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income and adjusted net income to GAAP net income, in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. Our solution set for dealers is the industry's most comprehensive. DealerTrack operates the industry's largest online credit application network, connecting more than 17,000 dealers with over 900 lenders. Our Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access that will streamline any automotive business. Dealers using DealerTrack AAX get the inventory management tools and services needed to accelerate turns and increase profit. Our Sales and F&I solution enables dealers to streamline the entire sales process while structuring all types of deals from a single integrated platform. DealerTrack's Compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack's family of companies also includes data and consulting services providers ALG and Chrome Systems.  For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2010 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2010	2009

Net revenue	$61,907	$57,870
Cost of revenue	31,265	28,852
Product development	3,339	3,514
Selling, general and administrative	27,260	25,280
Total operating expenses	61,864	57,646
Income from operations	43)	224)
Interest and other income, net	339	267
Realized gain on securities	-	930
Income before (provision for) benefit from income taxes	382	1,421
(Provision for) benefit from income taxes	(499)	766
Net (loss) income	$(117)	$2,187

Basic net (loss) income per share applicable to common stockholders (a)	$(0.00)	$0.05
Diluted net (loss) income per share applicable to common stockholders	$(0.00)	$0.05
Weighted average shares outstanding (basic)	40,271,983	39,499,313
Weighted average shares outstanding (diluted)	40,271,983	40,458,174

Adjusted EBITDA (non-GAAP) (b)	$9,800	$9,424
Adjusted EBITDA margin (non-GAAP) (c)	16%	16%
Adjusted net income (non-GAAP) (b)	$5,252	$5,365
Diluted adjusted net income per share (non-GAAP) (d)	$0.13	$0.13

Stock-based compensation expense was classified as follows:
Cost of revenue	$438	$634
Product development	$156	$199
Selling, general and administrative	$2,493	$2,573

(a)	Basic net income per share applicable to common stockholders for the three months ended June 30, 2009 assumes approximately $2,154,000 of net income applicable to common stockholders.
(b)	See Reconciliation Data in Attachment 4.
(c)	Represents adjusted EBITDA as a percentage of net revenue.
(d)	For the three months ended June 30, 2010, the adjusted net income per share of approximately $0.13 is based on 41,258,015 diluted weighted average shares outstanding.

Attachment (1)  Actual Results: Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2010	2009

Net revenue	$118,692	$113,570
Cost of revenue	61,982	57,973
Product development	6,937	7,646
Selling, general and administrative	54,668	57,598
Total operating expenses	123,587	123,217
Loss from operations	(4,895))	(9,647))
Interest and other income, net	1,0309	669
Realized gain on securities	582	1,393
Loss before benefit from income taxes	(3,283)	(7,585)
Benefit from income taxes	715	4,147
Net loss	$(2,568)	$(3,438)

Basic net loss per share applicable to common stockholders	$(0.06)	$(0.09)
Diluted net loss per share applicable to common stockholders	$(0.06)	$(0.09)
Weighted average shares outstanding (basic)	40,182,567	39,298,637
Weighted average shares outstanding (diluted)	40,182,567	39,298,637

Adjusted EBITDA (non-GAAP) (a)	$14,742	$15,501
Adjusted EBITDA margin (non-GAAP) (b)	12%	14%
Adjusted net income (non-GAAP) (a)	$7,303	$8,848
Diluted adjusted net income per share (non-GAAP) (c) (d)	$0.18	$0.22

Stock-based compensation expense was classified as follows:
Cost of revenue	$841	$1,247
Product development	$307	$408
Selling, general and administrative	$4,681	$9,157

(a)	See Reconciliation Data in Attachment 4.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)	For the six months ended June 30, 2010, the adjusted net income per share of approximately $0.18 is based on 41,158,396 diluted weighted average shares outstanding.
(d)	For the six months ended June 30, 2009, the adjusted net income per share of approximately $0.22 is based on 40,745,442 diluted weighted average shares outstanding.

Attachment (2)             Condensed Consolidated Balance Sheets

DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$166,961	$197,509
Short-term investments	26	1,484
Accounts receivable, net	23,013	17,478
Prepaid expenses and other current assets	16,341	9,620
Total current assets	206,341	226,091

Property and equipment, net	20,228	13,514
Software and web site development costs, net	25,764	21,158
Intangible assets, net	32,489	41,604
Goodwill	134,581	134,747
Deferred taxes and other long-term assets	50,869	35,213
Total assets	$470,272	$472,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$23,987	$26,960
Deferred revenue	4,978	4,992
Due to acquirees and other current liabilities	468	2,245
Total current liabilities	29,433	34,197
Long-term liabilities	17,767	17,244
Total liabilities	47,200	51,441
Total stockholders’ equity	423,072	420,886
Total liabilities and stockholders’ equity	$470,272	$472,327

Attachment (3)       Consolidated Statements of Cash Flows

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Operating activities:
Net loss	$(2,568)	$(3,438)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	18,304	17,888
Deferred tax benefit	(3,942)	(3,675)
Stock-based compensation expense	5,829	10,812
Provision for doubtful accounts and sales credits	2,807	4,749
Gain on sale of property and equipment	-	(167)
Realized gain on securities	(582)	(1,393)
Amortization of bond premium	-	56
Amortization of deferred interest	68	70
Deferred compensation	-	150
Stock-based compensation windfall tax benefit	(894)	(1,508)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(8,316)	(5,850)
Prepaid expenses and other current assets	(3,783)	(3,858)
Accounts payable and accrued expenses	(8,232)	4,761
Deferred revenue	(9)	250
Other long-term liabilities	290	(55)
Deferred rent	(24)	79
Other long-term assets	(12,307)	(228)
Net cash (used in) provided by operating activities	(13,359)	18,643

Investing activities:
Capital expenditures	(9,852)	(3,239)
Restricted cash	-	114
Sale of investments	1,419	44,569
Capitalized software and website development costs	(6,435)	(6,327)
Payment for acquisition of business and intangible assets, net of acquired cash	(3,028)	(34,621)
Proceeds from sale of property and equipment	-	78
Net cash (used in) provided by investing activities	(17,896)	574

Attachment (3)            Consolidated Statements of Cash Flows (continued)

DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

Financing activities:
Principal payments on capital lease obligations	(260)	(184)
Proceeds from the exercise of employee stock options	396	1,641
Proceeds from employee stock purchase plan	413	525
Purchase of treasury stock	(595)	(334)
Principal payments on notes payable	-	(423)
Stock-based compensation windfall tax benefit	894	1,508
Net cash provided by financing activities	848	2,733

Net (decrease) increase in cash and cash equivalents	(30,407)	21,950
Effect of exchange rate changes on cash and cash equivalents	(141)	848
Cash and cash equivalents, beginning of period	197,509	155,456
Cash and cash equivalents, end of period	$166,961	$178,254

	Six Months Ended June 30,
	2010	2009
Supplemental disclosure:
Cash paid for:
Income taxes	$3,954	$3,087
Interest	$33	$29

Attachment (4)	Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2010	2009

GAAP net (loss) income	$(117)	$2,187
Interest income	(123)	(341)
Interest expense	60	76
Provision for (benefit from) income taxes	499	(766)
Depreciation and amortization	4,135	4,023
Amortization of acquired identifiable intangibles	4,929	5,136
EBITDA (non-GAAP)	9,383	10,315
Adjustments:
Restructuring costs (including stock-based compensation)	-	(22)
Acquisition related professional fees	221	61
Realized gain on securities	-	(930)
Contra-revenue	196	-
Adjusted EBITDA (non-GAAP)	$9,800	$9,424

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2010	2009

GAAP net (loss) income	$(117)	$2,187
Adjustments:
Stock-based compensation (excluding restructuring costs)	3,087	3,413
Amortization of acquired identifiable intangibles	4,929	5,136
Acquisition related professional fees	221	61
Realized gain on securities (non-taxable)	-	(930)
Amended state tax return benefits (non-taxable)	-	(1,070)
Restructuring costs	-	(22)
Contra-revenue	196	-
Tax impact of adjustments (a)	(3,064)	(3,410)
Adjusted net income (non-GAAP)	$5,252	$5,365

(a)
The tax impact of adjustments for the three months ended June 30, 2010, are based on a U.S. effective tax rate of 36.7% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended effective tax rate of 36.2% and 36.6%, respectively.    The tax impact of adjustments for the three months ended June 30, 2009, are based on a U.S. effective tax rate of 40.6% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 39.1% and 40.6%, respectively.

Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009

GAAP net loss	$(2,568)	$(3,438)
Interest income	(249)	(743)
Interest expense	119	126
Benefit from income taxes	(715)	(4,147)
Depreciation and amortization	8,141	7,466
Amortization of acquired identifiable intangibles	10,163	10,422
EBITDA (non-GAAP)	14,891	9,686
Adjustments:
Restructuring costs (including stock-based compensation) (a)	-	6,709
Acquisition related professional fees	237	499
Realized gain on securities	(582)	(1,393)
Contra-revenue	196	-
Adjusted EBITDA (non-GAAP)	$14,742	$15,501

(a)  Includes costs related to a reduction in workforce, a plant relocation related to DealerTrack's Digital Services business and a gain related to DealerTrack's exit from the SCS business.

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009

GAAP net loss	$(2,568)	$(3,438)
Adjustments:
Stock-based compensation (excluding restructuring costs)	5,829	6,928
Amortization of acquired identifiable intangibles	10,163	10,422
Acquisition related professional fees	237	499
Realized gain on securities (non-taxable)	(582)	(1,393)
Amended state tax return benefits (non-taxable)	-	(1,070)
Restructuring costs	-	6,709
Contra-revenue	196	-
Tax impact of adjustments (a)	(5,972)	(9,809)
Adjusted net income (non-GAAP)	$7,303	$8,848

(a)
The tax impact of adjustments for the six months ended June 30, 2010, are based on a U.S. effective tax rate of 36.7% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 36.2% and 36.6%, respectively.  The tax impact of adjustments for the six months ended June 30, 2009, are based on a U.S. effective tax rate of 40.6% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation, which are based on a blended effective tax rate of 39.1% and 40.6%, respectively.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Loss to
Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$2.0	$4.0
Interest income	(0.5)	(0.5)
Interest expense	0.2	0.2
Provision for income taxes	1.3	2.6
Depreciation and amortization	17.0	17.2
Amortization of acquired identifiable intangibles	19.5	19.5
EBITDA (non-GAAP)	39.5	43.0
Contra-revenue	1.5	2.0
Adjusted EBITDA (non-GAAP)	$41.0	$45.0

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2010 Expected Range

GAAP net income	$2.0	$4.0
Adjustments:
Stock-based compensation charges	11.2	11.4
Amortization of acquired identifiable intangibles	19.5	19.5
Contra-revenue	1.5	2.0
Tax impact of adjustments (a)	(12.7)	(12.9)
Adjusted net income (non-GAAP)	$21.5	$24.0
(a)
The tax impact of adjustments are based on a U.S. effective tax rate of between 41.8% and 42.5% applied to all adjustments other than amortization of acquired identifiable intangibles which is based on a blended effective tax rate of 37.4%.

Attachment (5)                                Summary of Business Statistics (Unaudited)

DEALERTRACK HOLDINGS, INC.

	Three months ended
	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009

Active U.S. dealers (a)	17,343	17,102	16,690	17,241	18,047
Active U.S. lenders (b)	891	847	823	790	755
Transactions processed (c) (in thousands)	12,239	11,841	10,114	13,804	13,157
Active U.S. lender to dealer relationships (d)	137,919	127,724	118,209	120,305	123,885
Subscribing dealers (e)	13,468	13,705	13,852	13,959	14,115

(a)
We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  For the three months ended March 31, 2010, the number of active U.S. dealers was updated from the number originally reported (16,860).

(b)	We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.
(e)	Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

	Three months ended
	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009

Transaction revenue (in thousands)	$26,851	$22,870	$20,237	$25,483	$24,645
Subscription revenue (in thousands)	$30,341	$29,728	$28,982	$28,978	$29,028
Other revenue (in thousands)	$4,715	$4,187	$4,028	$4,348	$4,197
Average transaction price (a)	$2.19	$1.93	$2.00	$1.85	$1.87
Average monthly subscription revenue per subscribing dealership (b)	$749	$719	$695	$692	$686

(a)
Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back contra-revenue.

(b)	Represents net subscription revenue divided by average subscribing dealers for a given period in the DealerTrack and DealerTrack Canada networks.

TRAK-E ###